Exhibit 23.4

DEGOLYER AND MACNAUGHTON

5001 SPRING VALLEY ROAD

SUITE 800 EAST

DALLAS, TEXAS 75244

February 26, 2024

Hess Corporation

1185 Avenue of the Americas

New York, New York 10036

Ladies and Gentlemen:

We hereby consent to the incorporation by reference of information from our reserves report dated February 7, 2024, included in or made a part of Hess Corporation’s Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 26, 2024, and our summary report attached as Exhibit 99 to the Form 10-K, each incorporated by reference in the Registration Statement of Chevron Corporation on Form S-4, including any amendments thereto (collectively, the “Registration Statement”), and information derived from such reports in the Registration Statement and any related prospectuses. We also hereby consent to the reference to our firm as experts in the Registration Statement and any related prospectuses.

Very truly yours,

/s/ DeGolyer and MacNaughton
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm-716